Coopers & Lybrand, LLP
200 South Biscayne Boulevard
Suite 1900
Miami, Florida 33131

May 18, 1998

Mr. Charlie Evans
ECOS Group, Inc.
99 SE Fifth Street
Fourth Floor
Miami, Florida 33131

Dear Mr. Evans:

This is to confirm that the client-auditor relationship between ECOS Group, Inc. (Commission File Number 0-16322) and Coopers & Lybrand L.L.P. has ceased.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

cc:  Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  30549